Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.1

We consent to the incorporation by reference of our reports dated February 15, 2018, relating to (i) the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a change in accounting policy from expensing asbestos-related defense and processing costs as incurred to the accrual of asbestos-related defense and processing costs when probable of occurring and estimable) of The Dow Chemical Company and subsidiaries (the “Company”), and (ii) the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2017, in the following Registration Statements of The Dow Chemical Company:

Form S-3:

No.	333-214289

Form S-4:

No.	333-88443

Form S-8:

Nos.	33-61795
333-40271
333-91027
333-103519
333-220352

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Midland, Michigan
February 15, 2018

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